Exhibit 4.1
SEE REVERSE SIDE FOR CERTAIN DEFINITIONS NUMBER CUSIP 629377 50 8 SHARES NUMBER N. 1198 NRG ENERGY, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE THIS CERTIFIES THAT COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK N. A. BY TRANSFER AGENT AND REGISTRAR AUTHORIZED SIGNATURE SPECIMEN is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE, OF NRG ENERGY, INC. NRG Energy, Inc. transferable in person or by duly authorized attorney on the books of the Corporation upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to all the terms, conditions and limitations of the Certificates of Incorporation, and all amendments thereto. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of is duly authorized officers [corporate seal] Dated: PRESIDENT AND CHIEF EXECUTIVE OFFICER VICE PRESIDENT AND TREASURER

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such powers, preferences and/or rights. Any such request should be addressed to the Secretary of NRG Energy, Inc. or to the Transfer Agent named on the Face of this Certificate.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM — as tenants in common	UTMA —		Custodian

		(Cust)		(Minor)
TEN ENT — as tenants by entireties		under Uniform Transfer to Minors

JT TEN — as joint tenants with right of survivorship	Act

and not as tenants in common		(State)
Additional abbreviations may also be used through not in the above list.

For value received ___hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

______________________________ Shares of the capital stock represented by the within Certificate, and do-hereby irrevocably constitute and appoint ______________________________ ______________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURES TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.
SIGNATURE GUARANTEED

ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMPS”). THE NEW YORK STOCK EXCHANGE MEDALLION PROGRAM (“MSP”) OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP” AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.